Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements 333-82599, 333-92165, 333-45770, 333-69548, and 333-135709 of our report dated February 19, 2007 (June 22, 2007 as to the change in operating segments described in Note 14) with respect to the consolidated financial statements of CoStar Group, Inc. included in this Current Report on Form 8-K of CoStar Group, Inc. dated June 22, 2007.

/s/ Ernst & Young LLP

McLean, Virginia
June 22, 2007